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                                                                     EXHIBIT 8.1



                         [HUNTON & WILLIAMS LETTERHEAD]


                                  May 29, 1998


FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas  75062

Bristol Hotel Company
14295 Midway Road
Midway Atriums II, #300
Dallas, Texas  75244

                            FelCor Suite Hotels, Inc.
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as tax counsel to FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), in connection with the proposed merger (the "Merger") of Bristol Hotel Company, a Delaware corporation ("Bristol"), into the Company. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Merger.

         The Company currently owns equity interests in hotels and associated personal property (the "Hotels") through FelCor Suites Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), which owns the Hotels both directly and through the following entities: (i) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (ii) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (iii) Los Angeles International Airport Associates, L.P., a Texas limited partnership, (iv) Promus/FelCor Lombard Joint Venture, an Illinois general partnership, (v) MHV Joint Venture, a Texas general partnership, (vi) Promus/FelCor Parsippany Joint Venture, a New Jersey general partnership, (vii) E.S. Charlotte Limited Partnership, a Minnesota limited partnership, (viii) E.S. North, an Indiana Limited Partnership, an Indiana limited partnership, (ix) FCH/DT Holdings, L.P., a Delaware limited partnership,
(x) FCH/DT BWI Holdings, L.P., a Delaware limited partnership, and (xi) certain joint ventures with Promus Hotels, Inc. and its subsidiaries ("Promus"), each of which holds a Hotel (the


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 2


"Promus Joint Ventures"). The Company and/or the Operating Partnership also owns equity interests in (a) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (b) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company,
(c) FelCor/LAX Holdings, L.P., a Delaware limited partnership, (d) Promus/FCH Development Company, L.L.C., a Delaware limited liability company, and (e) FCH/DT Hotels, L.L.C., a Delaware limited liability company. The entities referred to in this paragraph will be referred to collectively herein as the "Subsidiary Partnerships."

         The Operating Partnership or a Subsidiary Partnership, as applicable, leases each Hotel to DJONT Operations, L.L.C., a Delaware limited liability company, or an affiliate thereof (the "Lessee") pursuant to substantially similar operating leases (collectively, the "Leases"). Each of Promus, Coastal Hotel Group, Inc., American General Hospitality, Inc., and ITT Sheraton Corporation operates and manages certain of the Hotels on behalf of the Lessee pursuant to substantially similar management agreements (the "Management Agreements") with the Lessee.

         In connection with the opinions rendered below, we have examined the following:

1. the Company's Articles of Amendment and Restatement, as duly filed with the Department of Assessments and Taxation of the State of Maryland on June 22, 1995, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, and Articles of Amendment dated October 30, 1997;

2.   the Company's Bylaws;

3. the minutes of meetings of the Company's board of directors held from May 22, 1997 through May 4, 1998;

4. the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated June 28, 1994 (the "Operating Partnership Agreement"), among the Company, as general partner, and several limited partners, as amended on November 17, 1995, January 9, 1996, and January 10, 1996;


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 3


5. Addendums Number 1 (and Annexes Number 1 and 2 thereto), dated January 9, 1996, and Number 2, dated May 2, 1996, to the Operating Partnership Agreement;

6. the Amended and Restated Agreement of Limited Partnership of FelCor/CSS Holdings, L.P., dated as of September 18, 1995, between FelCor/CSS Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on March 31, 1996;

7. the Agreement of Limited Partnership of FelCor/St. Paul Holdings, L.P., dated as of November 8, 1995, between FelCor/CSS Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on December 29, 1995;

8. the Amended and Restated Agreement of Limited Partnership of Los Angeles International Airport Associates, L.P., dated as of January 22, 1996, between FelCor/LAX Holdings, L.P., as general partner, and several limited partners, as amended on January 22, 1996;

9. the Amended and Restated Joint Venture Agreement of Promus/FelCor Lombard Venture, f.k.a. Embassy/Shaw Lombard Venture, dated August 1, 1995, between the Operating Partnership, Promus, and Embassy Development Corporation;

10. the Amended and Restated Joint Venture Agreement of MHV Joint Venture, dated as of July 18, 1996, between the Operating Partnership and Promus;

11. the Amended and Restated Joint Venture Agreement of Promus/FelCor Parsippany Venture, dated as of July 31, 1996, between the Operating Partnership and Promus;

12. the Amended and Restated Limited Partnership Agreement of E.S. Charlotte Limited Partnership, dated as of September 16, 1996, between the Operating Partnership and other venturers;

13. the Amended and Restated Limited Partnership Agreement of E.S. North, an Indiana Limited Partnership, dated as of September 16, 1996, between the Operating Partnership and other venturers;

14.  the Agreement of Limited Partnership of FCH/DT Holdings, L.P., dated as of


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 4


February 27, 1997, among FCH/DT Hotels, L.L.C., as general partner, and the Operating Partnership and DTR Santa Clara, Inc., an Arizona corporation ("DTR Santa Clara"), as limited partners;

15. the Amended and Restated Agreement of Limited Partnership of FCH/DT BWI Holdings, L.P., dated as of March 20, 1997, between FCH/DT Hotels, L.L.C., as general partner, and FCH/DT Holdings, L.P., as limited partner;

16. the Limited Liability Company Agreement of FelCor/CSS Hotels, L.L.C., dated as of October 18, 1995, between the Company and the Operating Partnership;

17. the Limited Liability Company Agreement of FelCor/LAX Hotels, L.L.C., dated as of October 18, 1995, between the Company and the Operating Partnership;

18. the Agreement of Limited Partnership of FelCor/LAX Holdings, L.P., dated as of December 14, 1995, between FelCor/LAX Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on April 1, 1996;

19. the Limited Liability Company Agreement of Promus/FCH Development Company, L.L.C., dated November 1996, between the Company and Promus;

20. the Limited Liability Company Agreement of FCH/DT Hotels, L.L.C., dated as of February 18, 1997, between the Company and DTR Santa Clara;

21.  the Leases;

22.  the Management Agreements;

23. the tax opinions given by Bracewell & Patterson, L.L.P., dated June 26, 1996, April 30, 1996, December 20, 1995, May 18, 1995, and July 13, 1994,
regarding the Company's qualification as a REIT for its taxable years ended December 31, 1994 and December 31, 1995, and the tax opinion given by Bracewell & Patterson. L.L.P., dated April 26, 1995, regarding the tax-free reorganization of the Company (the "Bracewell & Patterson Opinions");

24. the Registration Statement on Form S-4 (No. 333-50509) under the Securities Act


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 5


of 1933, as amended (the "1933 Act"), relating to the Merger (the "S-4");

25. the Agreement and Plan of Merger dated March 23, 1998 between Bristol and the Company (the "Merger Agreement");

26. the Spin-Off Agreement dated March 23, 1998 by and among Bristol, Bristol Hotel Management Corporation, and Bristol Hotels & Resorts, Inc. (the "Spin-Off Agreement");

27. the Form of Master Hotel Agreement dated March __, 1998 among Bristol, Bristol Hotels & Resorts, Inc., the Company, and the Operating Partnership;

28. the Form of Lease Agreement dated as of March __, 1998 between the Operating Partnership and Bristol Hotels & Resorts, Inc.;

29. the statement of the current and accumulated earnings and profits ("E&P") of Bristol as of a date not more than 30 calendar days prior to the closing date of the Merger and after giving effect to Bristol's distribution of the stock of Bristol Hotels & Resorts, Inc. to Bristol's stockholders (the "Spin-Off"), and the estimated current and accumulated E&P of Bristol as of the closing date of the Merger after giving effect to the Spin-Off (the "E&P Statements");

30. the opinion of Jenkens & Gilchrist regarding the tax-free treatment of the Merger; and

31. such other documents (including all other ancillary documents relating to the Merger) as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 1998 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 6


will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

3. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the organizational documents of the Subsidiary Partnerships (the "Subsidiary Partnership Agreements") after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

4. each partner or member of the Operating Partnership and the Subsidiary Partnerships (each, a "Partner") that is a corporation or other entity has a valid legal existence;

5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreements and the transactions contemplated thereby;

6. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

7. the Merger Agreement, the Spin-Off Agreement, and the other documents relating to the Merger (the "Merger Documents") have not been amended and will not be amended after the date of this opinion in a manner that would affect the Company's qualification as a REIT for any taxable year;

8. all of the documents that we have reviewed will be complied with without waiver;

9. the E&P Statements correctly calculate the current and accumulated E&P of Bristol; and

10. the Company will distribute all E&P carried over from Bristol by December 31, 1998.

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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 7


         In connection with the opinions rendered below, we have relied upon the Bracewell & Patterson Opinions and the correctness of the factual representations contained in the Officer's Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer's Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), or other relevant authority, we have explained the relevant defined terms to the Company's representatives and are satisfied that such representatives understand such defined terms and are capable of making the related factual representations.

         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the S-4 under the caption "Federal Income Tax Considerations--Qualification and Operation of FelCor as a REIT; Ownership and Disposition of FelCor Common Shares" (which are incorporated herein by reference), we are of the opinion that:

         (a) beginning with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code;

         (b) the Operating Partnership has been since its formation in 1994 and continues to be treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation;

         (c) the Merger will not adversely affect the Company's continued qualification as a REIT under the Code; and

         (d) the descriptions of the law and the legal conclusions contained in the S-4 under the caption "Federal Income Tax Considerations--Qualification and Operation of FelCor as a REIT; Ownership and Disposition of FelCor Common Shares" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of FelCor common stock.


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FelCor Suite Hotels, Inc.
Bristol Hotel Company
May 29, 1998
Page 8


         We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 1998 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

         Except with respect to the discussions in the S-4 under the captions "Risk Factors--Tax Risks" and "Federal Income Tax Considerations--Qualification and Operation of FelCor as a REIT; Ownership and Disposition of FelCor Common Shares," we have not participated in the preparation of the S-4 and we do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the S-4.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the S-4. We also consent to the references to Hunton & Williams under the captions "Risk Factors--Tax Risks," "Federal Income Tax Considerations--Qualification and Operation of FelCor as a REIT; Ownership and Disposition of FelCor Common Shares," and "Legal Matters" in the S-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees and the stockholders of the Company and Bristol, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                             Very truly yours,


                                             /s/ HUNTON & WILLIAMS